Execution Copy 1 USActive 60131534.1 December 5, 2023 Stilwell Activist Investments, L.P. Stilwell Activist Fund, L.P. Stilwell Value Partners VII, L.P. Stilwell Associates, L.P. c/o Stilwell Value LLC 200 Calle del Santo Cristo Segundo Piso San Juan, Puerto Rico 00901 Ladies and Gentlemen: Reference is hereby made to that certain (1) Excepted Holder Agreement (the “Excepted Holder Agreement”) entered into concurrently herewith by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), Stilwell Activist Investments, L.P., a Delaware limited partnership, Stilwell Activist Fund, L.P., a Delaware limited partnership, Stilwell Value Partners VII, L.P., a Delaware limited partnership, and Stilwell Associates, L.P., a Delaware limited partnership (each an “Investor” and, collectively, the “Investors”), and (2) Indenture among the Company and Wilmington Savings Fund Society, FSB, as Trustee (the “Indenture”) governing the terms of the Company’s 7.00% Subordinated Convertible Notes due 2031 (the “Notes”). Capitalized terms not defined herein shall have the meanings assigned thereto (as applicable) in the Excepted Holder Agreement and the Indenture. In consideration of the Company entering into the Excepted Holder Agreement pursuant to which the Company granted Investor Excepted Holder Limits to the Investors, each Investor agrees that, notwithstanding anything to the contrary set forth in the Indenture, such Investor shall not exercise its right to convert the Notes into shares of Common Stock to the extent that such conversion would result in such Investor, whether on its own or as part of a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becoming the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing 50% or more of the total voting power of all outstanding shares of common equity of the Company that is entitled to vote generally in the election of directors (“Voting Stock”). The covenants contained in this paragraph shall apply to any transferees of the Notes that are affiliated with the Investors. The Company shall, upon receipt of any conversion notice tendered by any Investor pursuant to the terms of the Indenture, promptly notify such Investor by telephone and in writing (e-mail being sufficient for this purpose) of the number of shares of Common Stock outstanding (as of the date of the notification) and the number of shares of Common Stock that would be issuable to such Investor if the conversion requested in such conversion notice were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Indenture, such Investor shall, within one business day of such Company notice to Investor, revoke all or part of its conversion notice to the extent that it is determined that the result thereof would be Investor’s direct or indirect “beneficial ownership” (whether on its own or as part of a “group” within the meaning of Section 13(d) of the Exchange Act) of 50% or more of the total voting power of all outstanding shares of Voting Stock. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to the conflicts of law provisions thereof. No party may assign its respective rights, interests or obligations hereunder without the prior written consent of the other parties. Exhibit 10.2

2 USActive 60131534.1 This Letter Agreement is not intended to confer benefits upon, or create any rights in favor of, any person or entity other than the parties hereto, except as expressly set forth herein. This Letter Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. To be binding, any amendment, waiver or modification of this Letter Agreement must be effected by an instrument in writing signed by each of the parties hereto. This Letter Agreement shall terminate and be of no further force and effect as of December 5, 2024. The parties agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. [Remainder of page intentionally blank. Signature page follows.]

[Signature Page to Letter Agreement] USActive 60131534.1 This Letter Agreement (together with the Excepted Holder Agreement) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. Very truly yours, WHEELER REAL ESTATE INVESTMENT TRUST, INC. By: /s/ M. Andrew Franklin____ Name: M. Andrew Franklin Title: Chief Executive Officer Accepted and agreed as of the date first written above: STILWELL ACTIVIST INVESTMENTS, L.P. By: /s/ Joseph Stilwell____ Name: Joseph Stilwell Title: Managing Member of the General Partner, Stilwell Value LLC STILWELL ACTIVIST FUND, L.P. By: /s/ Joseph Stilwell____ Name: Joseph Stilwell Title: Managing Member of the General Partner, Stilwell Value LLC STILWELL VALUE PARTNERS VII, L.P. By: /s/ Joseph Stilwell____ Name: Joseph Stilwell Title: Managing Member of the General Partner, Stilwell Value LLC STILWELL ASSOCIATES, L.P. By: /s/ Joseph Stilwell____ Name: Joseph Stilwell Title: Managing Member of the General Partner, Stilwell Value LLC